Exhibit 99.1

Mawson Infrastructure Group Inc Announces Board Appointment

Appointment of Mr. Rahul Mewawalla as a Member of the Mawson Board and Committees

Sharon, PA and Sydney, Australia — January 31, 2023 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure provider, announced today the appointment of Mr. Rahul Mewawalla as a Member of the Board of Directors, and a member of the Compensation, Audit and Nomination and Governance Committees. The Audit Committee will also subsequently consist of the required number of independent directors under NASDAQ Rules.

Mr. Mewawalla is a digital, business, product and technology leader. He has public company board expertise across various roles including as Chairman of the Board, Audit Committee Chairman, Compensation Committee Chairman, Nominating and Governance Committee member, Special Committee member, and Strategic Transactions Committee member, having served on the boards of several NASDAQ-listed companies, including Phunware Inc., Four Leaf Acquisition Corporation, Aquarius II Acquisition Corporation, Lion Group Holding, and Rocky Mountain Chocolate Factory Inc. Mr. Mewawalla also has executive and operating experience at numerous companies, including in Chief Executive Officer, President, C-level Officer and Executive Vice President roles. He also has extensive global markets experience across companies such as Yahoo Inc., Nokia Corporation (NYSE: NOK) and General Electric Company (NYSE: GE). In addition to his public company experience, Mr. Mewawalla has served as a board member, investor and advisor to various private and philanthropic companies.

James Manning, CEO, commented “We are pleased to have Rahul joining our Board and Committees. With his demonstrated leadership and experience in the technology space, whether in the boardroom or C-level roles. Rahul is a highly regarded board and governance professional. He will be an asset to Mawson as we seek to build on the foundations that we laid for Mawson during 2022”.

Rahul Mewawalla, commented “I am excited to support the future growth of Mawson Infrastructure Group, a leading global digital infrastructure provider, as the company continues to build upon and grow its vertically integrated strategy to advance the global transition to the digital economy.”

Mr. Manning added, “This appointment, along with the upcoming consent solicitation, will ensure our full compliance with Nasdaq listing rules, and accelerates our future plans as we look to 2023 and beyond.”

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ENDS

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 22, 2022, November 14, 2022 and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com